UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 9, 2007

NANOSENSORS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  000-51007

NEVADA	20-0452700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1475 Veterans Blvd.
Redwood City, CA 94063
(Address and zip code of principal executive offices)

(408) 855-0051
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On September 9, 2007, NanoSensors, Inc. entered into a separation agreement with Ted L. Wong, its Chief Executive Officer, President, Chief Financial Officer and Chairman of its board of directors. Pursuant to the separation agreement, Mr. Wong agreed to resign from all positions with NanoSensors, including as a member of the board of directors effective as of August 31, 2007. Pursuant to the separation agreement, NanoSensors agreed to pay or provide him with the following: (a) a severance payment equal to six months of his base salary, which amount shall equal $72,000, payable in accordance with our regularly scheduled pay dates for employees, (b) an additional amount of $5,125 for unused vacation benefits, (c) a restricted stock award of 1,364,629 shares of common stock under our 2006 Equity Incentive Plan, and (d) the accelerated vesting of all options granted to him under our 2006 Equity Compensation Plan, along with the continuation of the exercise period for the duration of the original term of such options. In consideration of the foregoing, Mr. Wong provided NanoSensors with a general release and agreed to comply with the restrictive covenants of his employment agreement with us (dated August 3, 2006), subject to a modification of the covenant against competition. However, in the event NanoSensors elects to commence an action against Mr. Wong, he will thereafter have the option to repay the severance amounts provided him and void the general release.

Item 1.02	Termination of Material Definitive Agreement

As described in Item 1.01 of this Current Report, NanoSensors, Inc. has entered into a Separation Agreement with Mr. Ted L. Wong, its Chief Executive Officer, President, Chief Financial Officer and Chairman of the board of directors, dated as of September 9, 2007, resulting in the termination of his employment agreement, dated August 3, 2006. To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 and Item 5.02 of this Current Report regarding Mr. Wong is incorporated by reference in this Item 1.02.

In addition, in connection with the matters described in Item 8.01 of this Current Report, our board of directors has determined to terminate the company’s technical advisory board, license agreements with Michigan State University and Pohang University and certain other consulting agreements. We provided notice of termination to our consultants and licensors on September 12, 2007 and these agreements will terminate at various dates between 60 and 360 days from the date of the notice, in accordance with the terms of such agreements. We may incur additional expenses under these terminated agreements for our monthly obligations as provided for in such agreements for the period commencing upon the date the notice of termination was provided and the actual effective date of termination.

We entered into a technology license agreement with Michigan State University effective as of August 21, 2006. Pursuant to this license agreement, we were granted the exclusive world-wide right, subject to certain contractually-defined limitations, to use the licensed technology and rights for commercial purposes in the field of use of detecting certain selected bacteria. We agreed to pay the licensor an up-front cash license fee and royalties based on a percentage of the adjusted gross sales derived from commercial applications of the licensed technologies. Commencing in 2008 and for the duration of the term of the agreement, we would have been obligated to pay the licensor an annual minimum fee.

We entered into a technology license agreement with Pohang University of Science and Technology effective as of September 11, 2006. Pursuant to this license agreement, we were granted the exclusive world-wide right, subject to certain contractually-defined limitations, to use the licensed technology and rights for commercial purposes in the field of use of detecting targeted agents for Homeland Security and Environmental Protection Agency applications. The licensed technology and rights related to the development of carbon nanotube sensor platforms. We agreed to pay the licensor an up-front cash license fee royalties based on a percentage of the adjusted gross sales derived from commercial applications of the licensed technologies. Commencing in 2008 and for the duration of the term of the agreement, we would have been obligated to pay the licensor an annual minimum fee.

On July 12, 2006, we announced that we established a Technical Advisory Board that consists of five experts in the nanotechnology industry. We formed the advisory board to assist us in identifying patented or patent-pending technologies at universities and government laboratories. Each of the advisory board members also entered into separate two-year consulting agreements with us pursuant to which we agreed to pay each of these individuals a monthly retainer of $1,500 and granted them warrants to purchase 1,000,000 shares of our common stock, which warrants are exercisable at a price of $0.06 per share. On September 12, 2007, we dissolved the Technical Advisory Board and notified each of these consultants of this decision and notified them of our decision to terminate the consulting agreements.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the separation agreement we entered into with Mr. Wong, we granted him a restricted stock award of 1,364,629 shares of common stock under our 2006 Equity Incentive Plan. In addition, in connection with our appointment of Robert Baron as our interim Chief Executive Officer and President, we granted him a restricted stock award of 3,731,343 shares of common stock under our 2006 Equity Incentive Plan. The issuance of these securities was exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) and the securities were issued without any form of general solicitation or general advertising.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2007, we entered into a separation agreement with Ted L. Wong, our Chief Executive Officer, President, Chief Financial Officer and Chairman of our its board of directors. To the extent required by Item 5.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report regarding Mr. Wong is incorporated by reference in this Item 5.02.

In addition, in light of the departure of Mr. Wong from our company, we appointed Robert A. Baron, a director, to serve as our interim Chief Executive Officer and President and Chairman of our board of directors and also appointed Josh Moser, our Chief Operating Officer to also serve as our interim Chief Financial Officer.

Although we have not entered into a written agreement with Mr. Baron, we have agreed to provide Mr. Baron with additional compensation in consideration of his agreement to serve in these capacities. Specifically, we agreed to pay Mr. Baron a salary at the rate of $15,000 per annum during his service in this capacity. In addition, we granted Mr. Baron a restricted stock award of 3,731,343 shares of common stock under our 2006 Equity Incentive Plan. These shares were granted as fully vested and are not subject to forfeiture upon the termination of his employment. Mr. Moser will assume the additional responsibilities as our interim Chief Financial Officer without any modifications to his current employment arrangement.

Item 7.01	Regulation FD Disclosure

On September 13, 2007, NanoSensors issued a press release regarding certain of the events described in this Current Report. A copy of the press release is attached as Exhibit 99.1. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On September 12, 2007 our board of directors decided that it was in the best interests of our shareholders to terminate our current business operations and to position the company as a shell company and to utilize our corporate assets as a vehicle for the acquisition of an operating business. We do not have any specific merger, stock exchange, asset acquisition, reorganization or other business combination under consideration or contemplation and other than two initial, exploratory conversations, we have not, nor has anyone on our behalf, contacted any potential target business or had any other discussions, formal or otherwise, with respect to such a transaction. We will not be limited to any particular industry or geographic location in our efforts to identify prospective target businesses. In connection with this determination, the board authorized management to negotiate and execute the separation agreement with Dr. Wong, dissolve the Technical Advisory Board and to terminate the company’s consulting and license agreements related to its historic operations.

In addition, on September 7, 2007, we agreed to assign the lease to our office located at 1800 Wyatt Drive, No. 2, Santa Clara, California to Dr. Wong and to sublease a less expensive office located at 1475 Veterans Boulevard, Redwood City, California. The effective date for these transactions is as of September 1, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit Number	Exhibit Title or Description
	10.1	Separation Agreement between NanoSensors, Inc. and Ted L. Wong
	99.1	Press Release dated September 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NANOSENSORS, INC.

By: /s/ Robert Baron

Name: Robert Baron
Title: Chief Executive Officer
Date: September 13, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement between NanoSensors, Inc. and Ted L. Wong
99.1	Press Release dated September 13, 2007